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                                                                     Exhibit 5.1


                      [GREENBERG TRAURIG, P.A. LETTERHEAD]



                                 January 8, 1999

Mansur Industries Inc.
8305 N.W. 27th Street
Suite 107
Miami, Florida 33122

Gentlemen:

         We have acted as counsel to Mansur Industries Inc., a Florida corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement"), covering an aggregate of 375,000 shares of the Company's authorized but unissued common stock, par value $.001 per share (the "Common Stock"), issuable upon exercise of stock options, stock appreciation rights, restricted stock and other stock-related awards that may be granted from time to time pursuant to the Company's 1996 Executive Incentive Compensation Plan (the "Plan").

         As the basis for the opinion expressed in this letter, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Articles of Incorporation and Bylaws of the Company, as amended to date;
(ii) records of corporate proceedings of the Company, authorizing the Plan and the preparation and filing of the Registration Statement and related matters;
(iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing examination, it is our opinion that the shares of Common Stock issuable under the Plan, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                       Very truly yours,


                                                       GREENBERG TRAURIG, P.A.